UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2010

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 9, 2010, Cardinal Health Funding, LLC (“Funding”), a receivables financing subsidiary of Griffin Capital, LLC (“Griffin Capital”), a receivables financing subsidiary of Cardinal Health, Inc. (the “Company”), Ranger Funding Company LLC (“Ranger”), Bank of America, N.A., Windmill Funding Corporation (“Windmill”), The Royal Bank of Scotland plc (as successor to ABN AMRO Bank N.V.), Atlantic Asset Securitization LLC (“Atlantic”), Credit Agricole Corporate and Investment Bank New York Branch (“Credit Agricole”), Victory Receivables Corporation (“Victory”), Wells Fargo Bank, N.A. (“WF”), The Bank of Nova Scotia (“BNS”), Liberty Street Funding LLC (“Liberty Street”), and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”) entered into a Sixth Amendment, Waiver and Joinder (the “Amendment”) to the Third Amended and Restated Receivables Purchase Agreement. The Third Amended and Restated Receivables Purchase Agreement (as amended, the “Receivables Purchase Agreement”) was entered into on November 19, 2007 among Funding, Griffin Capital, Variable Funding Capital Company, LLC, Victory, Windmill, Wachovia Bank, National Association, BTMU, as managing agent, ABN AMRO Bank N.V., individually and as managing agent, and Wachovia Capital Markets, LLC, as agent. Certain of the parties to the Receivables Purchase Agreement have changed since its execution. The principal purpose of the Amendment is to extend the $950 million revolving receivables purchase facility thereunder (the “Facility”) for an additional two year period to November 9, 2012, to remove Bank of America, N.A. as a participant in the Facility, and to add WF, BNS, and Liberty Street as participants in the Facility. The Amendment is filed as Exhibit 10.1 to this report and the foregoing description is qualified by reference to the full text of the Amendment set forth in the exhibit.

From time to time, the financial institutions that are parties to the Receivables Purchase Agreement or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates, for which they received customary fees and expenses. In particular, BNS, WF, BTMU, and The Royal Bank of Scotland plc or their affiliates currently act as members of the lending syndicate under the Company’s $1.5 billion revolving credit facility.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Sixth Amendment, dated as of November 9, 2010, to the Third Amended and Restated Receivables Purchase Agreement, dated as of November 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: November 12, 2010	By:	/s/ Stephen T. Falk
		Name:	Stephen T. Falk
		Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

10.1	Sixth Amendment, dated as of November 9, 2010, to the Third Amended and Restated Receivables Purchase Agreement, dated as of November 19, 2007.